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                                                                    EXHIBIT 10.1


                                  AMENDMENT TO
                SECOND AMENDED AND RESTATED PRODUCTION AGREEMENT

          This Amendment to Second Amended and Restated Production Agreement (this "Amendment") made effective as of March 1, 2001 is by and between BP Chemicals Inc., an Ohio corporation ("BP"), and Sterling Chemicals, Inc., a Delaware corporation ("SCI"), with reference to the following facts:

     A. BP and SCI are parties to a Second Amended and Restated Production Agreement dated effective as of August 1, 1996 (as amended, the "Acetic Acid Production Agreement").

     B. BP and SCI wish to amend the Acetic Acid Production Agreement in certain respects.

THE PARTIES THEREFORE AGREE THAT:

          1. Amendment of Section 6.6(a) of the Acetic Acid Production Agreement. Section 6.6(a) of the Acetic Acid Production Agreement is hereby amended to read in its entirety as follows:

               (a) For the period of time from December 12, 1988 through the end of the First Additional Term, BP shall pay to the Company in cash an amount equal to ******** of any Profit for each Contract Year as an additional fee hereunder (such ********* share being the "Company Profit Share"), payable as follows:

               (i) for each Contract Year ending prior to or on December 31, 2000, BP shall pay the Company the Company Profit Share within ninety (90) Days after the end of such Contract Year; and

               (ii) for each Contract Year during the period commencing on
                    January 1, 2001 and ending at the end of the First Additional Term, BP shall, on or before the last Business Day of the first Month following the end of each Quarter of such Contract Year (with the exception that the first such last Business Day shall be March 30, 2001 rather than April 30, 2001), (A) prepare in good faith and deliver to the Company an estimate of the Company Profit Share, if any, which will be payable to the Company with respect to such Contract Year (the "Estimated Company Profit Share") , and
                    (B) pay the Company an amount

******* - CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FROM THE SECURITIES AND EXCHANGE COMMISSION WITH RESPECT TO THE OMITTED MATERIAL. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.


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                    equal to (x) such Estimated Company Profit Share times a
                    fraction, the numerator of which is the number of Quarters elapsed in such Contract Year and the denominator of which is four (4) minus (y) the aggregate amount of payments previously made by BP to the Company under this clause (ii) with respect to such Contract Year.

                    After the end of each Contract Year, BP shall calculate the actual Company Profit Share for such Contract Year and the difference between such Company Profit Share and the aggregate amount of payments made to the Company with respect to such Contract Year based on Estimated Company Profit Share. On or before March 1 of each year, commencing with March 1, 2002, BP shall send to the Company a reconciliation statement showing (1) the additional amount to be paid by BP, if Company Profit Share for the immediately preceding Contract Year exceeded the aggregate amount of payments made to the Company with respect to such Contract Year based on Estimated Company Profit Share, or (2) the amount to be refunded by the Company, if Company Profit Share for the immediately preceding Contract Year was less than the aggregate amount of payments made to the Company with respect to such Contract Year based on Estimated Company Profit Share. BP or the Company, as appropriate, shall pay the amount indicated on the reconciliation statement on or before March 31 of such year following the relevant Contract Year.

                    The period from January 1, 2006 through July 31, 2006 shall be considered a Contract Year and the period from July 1, 2006 through July 31, 2006 shall be considered a Quarter. All Estimated Company Profit Share payments during such period shall be appropriately prorated (e.g., the Estimated Company Profit Share payment for the first and second Quarters of 2006 would each be 3/7s of the Estimated Company Profit Share for the period from January 1, 2006 through July 31, 2006 and the Estimated Company Profit Share payment for July 1, 2006 would be 1/7 of the Estimated Company Profit Share for such period). BP will send the reconciliation statement for such seven-month period on or before October 1, 2006 and BP or the Company, as appropriate, shall pay the amount indicated on the reconciliation statement on or before October 31, 2006.

          2. No Other Changes. Except as expressly amended in this Amendment, the terms and conditions of the Acetic Acid Production Agreement shall remain in full force and effect. Upon the effectiveness of this Amendment, each reference in the Acetic Acid Production Agreement to "this Agreement" shall mean and be a reference to the Acetic Acid Production Agreement as amended hereby.



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          3. Binding Effect. This Amendment shall inure to the benefit of, and shall be binding upon, the parties and their respective successors and permitted assigns.

          4. Counterparts. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original but all of which taken together shall constitute one and the same agreement. It shall not be necessary in making proof of this Amendment to produce or account for more than one such counterpart.

          5. Severability. Should any clause, sentence, paragraph, subsection or Section of this Amendment be judicially declared to be invalid, unenforceable or void, such decision will not have the effect of invalidating or voiding the remainder of this Amendment, and the parties agree that the part or parts of this Amendment so held to be invalid, unenforceable or void will be deemed to have been stricken herefrom as if such stricken part or parts had never been included herein.

          6. Governing Law. THIS AMENDMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES SHALL BE GOVERNED BY, THE INTERNAL LAWS OF THE STATE OF TEXAS, WITHOUT REFERENCE TO PRINCIPLES OF CONFLICTS OF LAW.

          7. Entire Agreement. This Amendment and the Acetic Acid Production Agreement set forth all of the promises, agreements, conditions, understandings, warranties and representations between the parties with respect to the matters cover hereby, and supersede all prior agreements, arrangements and understandings between the parties, whether written, oral or otherwise. There are no promises, agreements, conditions, understandings, warranties or representations, oral or written, express or implied, between the parties concerning the subject matter hereof or thereof except as set forth herein or therein.

          INTENDING TO BE LEGALLY BOUND, the parties have execute this Agreement through their duly authorized representatives effective as of the date specified above.

BP CHEMICALS INC.



By: /s/ D. R. Sourwine
   -------------------

STERLING CHEMICALS, INC.



By: /s/ Robert W. Fransham
   -----------------------




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